Exhibit 10.39

QUIDEL CORPORATION
ID: 94-2573850
12544 High Bluff Drive, Suite 200
San Diego, CA 92130
Notice of Grant of Nonqualified Stock Options and Option Agreement

Name    Option Number:
Address    Plan:    2018

Effective ______________, you have been granted a Nonqualified Stock Option to buy ________ shares of Common Stock of Quidel Corporation (the “Company”) at $_____ per share, pursuant to Section 6.1 of the Quidel Corporation 2018 Equity Incentive Plan (the “Plan”).

The total exercise price of the shares granted is $_______.

The shares of Common Stock subject to this Option will become fully vested on the date(s) shown.

Shares	Vest Type	Full Vest	Expiration
On Vest Date
On Vest Date
On Vest Date

By your signature and the Company's signature below, you and the Company agree that these Options are granted under and governed by the terms and conditions of the Plan and this Notice of Grant and Option Agreement, all of which are attached and made a part of this document. Capitalized terms not explicitly defined in this Notice of Grant and Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

DocuSigned by:

Date

QUIDEL CORPORATION

Date

Date:
Time: